U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                  TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           FENWAY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

   NEVADA                                                          98-0203850
   ------                                                          ----------
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)

                                     327310
                                     ------
                          (Primary Standard Industrial
                           Classification Code Number)

308-409 Granville Street, Vancouver, British Columbia, Canada          V6C 1T2
--------------------------------------------------------------------------------
(Address of registrant's principal executive offices)                 (Zip Code)

                                  604.844.2265
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================

 Title of each class   Amount   Proposed maximum  Proposed maximum    Amount of
    of securities       to be    offering price      aggregate      registration
  to be registered   registered   per share(1)   offering price(1)       fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   Common Stock,     12,374,962       $1.80        $22,274,931.60     $5,880.58
 $.001 par value

================================================================================

(1) Calculated pursuant to Rule 457(c) of Regulation C using the average of the bid and ask prices per share of the Registrant's common stock, as reported on the OTC Bulletin Board for December 13, 1999.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                TABLE OF CONTENTS
Caption                                                                     Page
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Signatures...................................................................3
Power of Attorney............................................................4

                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, on December 28, 1999.

                                    FENWAY INTERNATIONAL, INC.,
                                    a Nevada corporation


                                    By:                    /s/
                                          --------------------------------------
                                          Herbert John Wilson
                                    Its:  President and Director


                                    By:                    /s/
                                          --------------------------------------
                                          Arthur Leonard Taylor
                                    Its:  Secretary, Vice President and Director


                                    By:                    /s/
                                          --------------------------------------
                                          Robert George Muscroft
                                    Its:  Vice President and Director


                                    By:                    /s/
                                          --------------------------------------
                                          Rene Cristobel
                                    Its:  Director


                                    By:                    /s/
                                          --------------------------------------
                                          Carlos A. Fernandez
                                    Its:  Director


                                    By:                    /s/
                                          --------------------------------------
                                          Raghbir Kahbra
                                    Its:  Director

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes H. John Wilson with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the 1933 Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

FENWAY INTERNATIONAL, INC.,


                 /s/                            December 28, 1999
---------------------------------------
Herbert John Wilson
President and Director


                 /s/                            December 28, 1999
---------------------------------------
Arthur Leonard Taylor
Secretary, Vice President and Director


                 /s/                            December 28, 1999
---------------------------------------
Robert George Muscroft
Vice President and Director


                 /s/                            December 28, 1999
---------------------------------------
Rene Cristobel, Director


                 /s/                            December 28, 1999
---------------------------------------
Carlos A. Fernandez, Director


                 /s/                            December 28, 1999
---------------------------------------
Raghbir Kahbra, Director